SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

NexPrise, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXPRISE, INC.

5950 LaPlace Court, Suite 200
Carlsbad, CA 92008

March 26, 2004

Dear Stockholder:

      The Annual Meeting of Stockholders of NexPrise, Inc. will be held on Thursday, April 22, 2004, at 10:00 a.m., Pacific Time, at NexPrise’s offices located at 409 Sherman Ave, Palo Alto, California 94306.

      Only stockholders who owned stock at the close of business on March 10, 2004 can vote at this meeting or any adjournments that may take place. The matters proposed to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2003 Annual Report on Form 10-K which includes audited financial statements and certain other information.

      The Board of Directors recommends that you vote in favor of the proposals outlined in the attached proxy statement.

      At the meeting, we will also report on our 2003 business results and other matters of interest to stockholders.

      It is important that you use this opportunity to take part in the affairs of NexPrise, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. If you have shares registered directly with our transfer agent, EquiServe, you may choose to vote those shares via the Internet at our voting web site http://www.eproxyvote.com/nxps or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683). See “Voting Via the Internet or By Telephone” in the Proxy Statement for further details. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

      We look forward to seeing you at the meeting.

Sincerely,

-s- Ted Drysdale
TED DRYSDALE
President, Chief Executive Officer and Chairman of the Board

NEXPRISE, INC.

5950 LaPlace Court, Suite 200
Carlsbad, CA 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 22, 2004

       Please take notice that the Annual Meeting of the Stockholders of NexPrise, Inc., a Delaware corporation, will be held on Thursday, April 22, 2004 at 10:00 a.m., Pacific Time, at NexPrise Inc., located at 409 Sherman Ave, Palo Alto, California 94306, for the following purposes:

1. To elect five (5) directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004;

3. To consider, approve and ratify an amendment to our Certificate of Incorporation to decrease the authorized shares of common stock from 175,000,000 to 20,000,000; and

4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      Stockholders of record at the close of business on March 10, 2004 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. For 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our administrative offices located at 409 Sherman Avenue, Palo Alto, California 94306.

      We request that you vote your shares as promptly as possible. You may vote your shares in a number of ways. You may mark your votes, date, sign and return the proxy card. If you have shares registered directly with our transfer agent, EquiServe, you may choose to vote those shares via the Internet at our voting web site http://www.eproxyvote.com/nxps or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683). See “Voting Via the Internet or By Telephone” in the Proxy Statement for further details.

By order of the Board of Directors,

-s- Ted Drysdale
TED DRYSDALE
President, Chief Executive Officer and
Chairman of the Board

Carlsbad, California

March 26, 2004

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SOLICITATION AND VOTING
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
DIRECTOR NOMINATIONS
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
PROPOSAL NUMBER TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS
PROPOSAL NUMBER THREE AMENDMENT TO CERTIFICATE OF INCORPORATION EFFECTING A REDUCTION IN THE AUTHORIZED SHARES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
VOTING VIA THE INTERNET OR BY TELEPHONE
OTHER MATTERS
APPENDIX I NEXPRISE, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX II CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

NEXPRISE, INC.

5950 LaPlace Court, Suite 200
Carlsbad, CA 92008

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of NexPrise, Inc., a Delaware corporation (“NexPrise” or the “Company”), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders to be held at offices of NexPrise Inc., located at 409 Sherman Ave, Palo Alto, California 94306, on Thursday, April 22, 2004, at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof.

      This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, were first mailed to stockholders entitled to vote at the meeting on or about March 31, 2004.

SOLICITATION AND VOTING

      Voting Securities. Only stockholders of record as of the close of business on March 10, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 3,238,443 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, ratification of auditors and a reduction in the number of authorized shares of common stock.

      Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

      Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to our Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      At the upcoming Annual Meeting, the stockholders will elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

Information Regarding Director-Nominees

      The table below sets forth information regarding our director nominees as of February 28, 2004:

			Director
Name	Principal Occupation with NexPrise	Age	Since

Ted Drysdale	Chairman of the Board of Directors, President and Chief Executive Officer	55	2001
David P. Perry	Vice Chairman of the Board of Directors	36	1997
Thomas Insley*	Director	53	2002
Donald Westerheide*	Director	68	2002
Daniel Jess*	Director	48	2002

*	Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee

      Ted Drysdale has served as our President, Chief Executive Officer and Chairman of the Board of Directors since November 2001. Mr. Drysdale has served on our Board of Directors since October 2001. Prior to joining NexPrise, Mr. Drysdale was President and Chief Executive Officer of privately held NexPrise, Inc., a manufacturing software company, which we acquired in August 2001. From January 1999 to April 2000, Mr. Drysdale was Senior Vice President of the Visualization and CSM Group of Parametric Technology Corporation, a manufacturing software company. From September 1998 to January 1999, Mr. Drysdale served as President and Chief Executive Officer of Division, Inc., a software manufacturing company, and from April 1996 to September 1998, he served as Chief Executive Officer and Co-Founder of Objectlogic, a developer of visualization and markup software.

      David P. Perry co-founded NexPrise in September 1997 and served as our President and Chief Executive Officer until November 2001. He has served as a director since September 1997 and as Vice Chairman of the Board of Directors since November 2001. He is currently the Chief Executive Officer and a director of Anacor Pharmaceuticals, a privately-held company in the biotechnology industry. From December 1995 to April 1997, Mr. Perry co-founded and served in various positions, including Chief Executive Officer, of Virogen, Inc., a biotechnology company. Mr. Perry has also held various positions at Exxon Corporation, including Refinery Operations Supervisor from January 1994 to May 1995, financial analyst from March 1993 to January 1994, project manager from September 1992 to March 1993 and engineer from September 1990 to March 1992. Mr. Perry holds an M.B.A. from Harvard University and a B.S. in chemical engineering from the University of Tulsa.

      Thomas Insley has been a member of our Board of Directors since February 2002. Since June 2003, Mr. Insley has been Vice President and Chief Financial Officer of Skinmedica Inc., a privately held specialty pharmaceutical company focused on dermatology. From June 2002 to May 2003, Mr. Insley was Chief Financial Officer, Secretary and a director of Molecular Imaging Corporation, a publicly held provider of positron emission tomography services. Prior to that, Mr. Insley also had 29 years of experience with

PricewaterhouseCoopers LLP, with the most recent five years as the managing partner of the San Diego office.

      Donald Westerheide has been a member of our Board of Directors since July 2002. From July 1999 to September 2000, Dr. Westerheide served as President and Chief Executive Officer of ISX Corporation, a developer of innovative, internet-accessible software solutions that makes effective use of business information. He currently serves as a director of ISX Corporation. From March 1993 to February 1999, Dr. Westerheide served with Lockheed Martin Corporation, Aeronautics Sector, as Vice President of Enterprise Integration, where he was responsible for reengineering and developing the Aeronautics Sector into an efficient virtual enterprise. He held a number of other leadership positions at Lockheed Martin Aeronautics including Vice President, Research and Development, Vice President of Group Technical Strategy, and Director, Systems Programs of General Dynamics, Fort Worth division, now part of the Lockheed Martin Aeronautics Company.

      Daniel J. Jess has been a member of our Board of Directors since October 2002. Mr. Jess has been the Director of Automotive for Corio, Inc., a leading enterprise application service provider since October 2002. Mr. Jess has over 25 years of industry experience, primarily in the automotive industry. From September 1997 to October 2002, Mr. Jess was the Global Account Executive for Oracle Corporation, with responsibility for the General Motors account. Other experience includes Vice President of Sales and Marketing for Automatic Time Systems Corporation and Director of Worldwide Automotive Sales for Computervision Corporation.

      The Board has determined that a majority of the members of the Board are independent directors as defined in Rule 4200 of the NASDAQ rules.

Board Meetings and Committees

      The Board held six meetings during the fiscal year ended December 31, 2003. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served that were held during that period.

      You can find links to the charters for the Audit Committee and the Nominating and Corporate Governance Committee as well as the code of ethics the Board has adopted that applies to our senior officers on our website at www.nexprise.com/company/investor.jsp.

      The Audit Committee consisted of John Glancy, Thomas Insley and Gary Lenz until February 2003, when Messrs. Glancy and Lenz resigned from the committee and were replaced by directors Donald Westerheide and Daniel Jess. The Audit Committee held four meetings during the last fiscal year. The Audit Committee is responsible for the appointment of our independent auditors, reviewing all recommendations of our independent auditors, reviewing the adequacy of our internal accounting controls, pre-approving all audit and non-audit services provided by our independent auditors and reviewing the scope of the audit and fees for services rendered.

      The Board has determined that all members of the Audit Committee are independent for purposes of the NASDAQ rules as they apply to audit committee members. Additionally, the Board has determined that Mr. Insley is an “Audit Committee Financial Expert” as defined in Item 401(h) of SEC Regulation S-K.

      For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

      The Compensation Committee consisted of John Glancy, Thomas Insley and Gary Lenz until February 2003, when Messrs. Glancy and Lenz resigned from the committee and were replaced by directors Donald Westerheide and Daniel Jess. The Compensation Committee, which held two meetings during the last fiscal year, establishes and administers our polices regarding executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our 1998 Stock Plan, 1999 Directors’ Stock Plan and 1999 Employee Stock Purchase Plan. The Board has determined that all members of the Compensation Committee are independent directors as defined in NASDAQ Rule 4200.

      The Nominating and Corporate Governance Committee was established by the Board in February 2004 and consists of Thomas Insley, Donald Westerheide and Daniel Jess. The Nominating and Corporate Governance Committee (i) identifies individuals qualified to become Board members; (ii) selects, or recommends to the Board, director nominees for each election of directors; (iii) develops and recommends to the Board criteria for selecting qualified director candidates; (iv) considers committee member qualifications, appointment and removal; (v) recommends codes of conduct and compliance mechanisms applicable to the Company, and (vi) provides oversight in the evaluation of the Board and each committee. All members of the Nominating and Corporate Governance Committee are independent directors as defined in NASDAQ Rule 4200.

Director Attendance at Annual Meetings

      The Company does not have a formal policy regarding attendance by Board members at our annual stockholders meeting. Last year, one of our directors attended the annual stockholders meeting.

DIRECTOR NOMINATIONS

      The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s annual meeting of Stockholders. Historically, the Company has not had a formal policy concerning stockholder recommendations. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement. The Nominating and Corporate Governance Committee will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

      When assessing a candidate’s qualifications, the Nominating and Corporate Governance Committee considers, among other things, the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards; other business and professional commitments of the candidate; the need of the Board for Directors having certain skills and experience; and the diversity of the Directors then comprising the Board. In addition, Directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its stockholders while relying on the honesty and integrity of the Company’s senior management and its outside advisors and auditors. Moreover, Directors are expected to act ethically at all times and adhere to the applicable provisions of the Company’s code of ethics for senior officers. The committee considers all of these qualities when determining whether or not to recommend a candidate for Director.

      When seeking candidates for Director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a Director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. In the event of any stockholder recommendations, the Nominating and Corporate Governance Committee would evaluate the person recommended in the same manner as other persons considered by that committee.

      The Nominating and Corporate Governance Committee considers qualified candidates for Director suggested by our stockholders. Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 5950 LaPlace Court, Suite 200, Carlsbad, CA 92008. Submissions that are received that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance for further review and consideration.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

      Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year the Nomination and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

      If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, NexPrise, Inc., 5950 LaPlace Court, Suite 200, Carlsbad, CA 92008. The Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may communicate directly with the presiding non-management director of the Board by sending correspondence to Presiding Director, Board of Directors, NexPrise, Inc., 5950 LaPlace Court, Suite 200, Carlsbad, CA 92008.

Vote Required and Board of Directors’ Recommendations

      If a quorum is present and voting at the Annual Meeting of Stockholders, the directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES LISTED ABOVE.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

      The Company’s Audit Committee has approved the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004, subject to your approval, and to audit our consolidated financial statements for the fiscal year ending December 31, 2004. Ernst & Young has served as our independent auditors since fiscal 1998. A representative of Ernst & Young is expected to be present at the Annual Meeting of Stockholders. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed or to be billed to NexPrise for the fiscal years ended December 31, 2003 and December 31, 2002 (in thousands):

	2003	2002

Audit Fees(1)	$153	$152
Tax Related Fees(2)	—	11
All Other Fees	—	—

	$153	$163

(1)	Audit services of Ernst & Young LLP for 2003 and 2002 consisted of the examination of the consolidated financial statements of NexPrise and quarterly review of financial and statutory audits. Audit related services generally include fees for business acquisitions, accounting consultations and Securities and Exchange Commission (“SEC”) filings.

(2)	Approximately $6,000 in 2002 of “Tax Related Fees” consisted primarily of tax services related to payroll matters. The remaining $5,000 consisted of tax services.

(3)	The Audit Committee has considered the role of Ernst & Young in providing audit and non-audit services to the Company and has concluded that such services are compatible with the independence of Ernst & Young as the Company’s accountants. The Audit Committee has and will continue to approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Vote Required and Board of Directors’ Recommendations

      The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NUMBER THREE

AMENDMENT TO CERTIFICATE OF INCORPORATION

EFFECTING A REDUCTION IN THE AUTHORIZED SHARES

      Our Board of Directors has proposed amending and restating Article IV of our certificate of incorporation to effect a reduction in the number of authorized shares of the Company’s Common Stock, whereby the Company would reduce the number of authorized shares from 175,000,000 to 20,000,000. The text of the proposed amended and restated certificate of incorporation is attached to this proxy statement as Appendix II.

      The existing number of authorized shares is far greater than the Company expects to require. In addition, under Delaware law, the Company is required to pay an annual franchise tax to the state of Delaware based on our authorized shares. The principle purpose of the proposed amendment is to reduce our authorized shares and thereby reduce our tax liability with respect Delaware’s annual franchise tax.

      The decrease in authorized Common Stock will not have any effect on the rights of existing stockholders.

Vote Required and Board of Directors’ Recommendations

      The affirmative vote of a majority of all our outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF A REDUCTION IN THE COMPANY’S AUTHORIZED SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of December 31, 2003, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all of our directors and executive officers as a group.

      Except as otherwise indicated, the address of each beneficial owner is c/o NexPrise, Inc., 5950 LaPlace Court, Suite 200, Carlsbad, California 92008.

      Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and dispositive power with respect to all shares of common shown as beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 2003 upon the exercise of options. These shares are considered outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentages are based on 3,236,223 shares of common stock outstanding on December 31, 2003.

	Shares Owned

	Number of
Name and Address of Beneficial Owners	Shares	Percentage

Named Executive Officers
Ted Drysdale(1)	318,390	9.20%
John Lynch(2)	52,007	1.59%
Jerome Natoli(3)	46,830	1.43%
Raj Tolani(4)	147,830	4.50%
Other Directors and Director Nominees
David Perry(5)	265,320	7.83%
Thomas Insley(6)	3,332	*
Daniel Jess(6)	3,332	*
Donald Westerheide(6)	3,332	*
Other 5% Stockholders
Palo Alto Investors, LLC(7)	394,753	12.20%
470 University Avenue Palo Alto, California 94301
Charles H. Finnie(8)	181,435	5.61%
128 Alvarado Road Berkeley, CA 94705
All executive officers and directors as a group (8 Persons)(9)	840,373	24.55%

*	Less than 1.0%

(1)	Includes options to purchase 224,881 shares currently exercisable or exercisable within 60 days of December 31, 2003.

(2)	Includes options to purchase 43,506 shares currently exercisable or exercisable within 60 days of December 31, 2003.

(3)	Includes options to purchase 38,080 shares currently exercisable or exercisable within 60 days of December 31, 2003.

(4)	Includes: options to purchase 46,822 shares currently exercisable or exercisable within 60 days of December 31, 2003,

(5)	Includes: (i) 114,656 shares held by Mr. Perry; (ii) 400 shares held by the 1999 David P. Perry Irrevocable Trust, and (iii) options to purchase 150,264 shares currently exercisable or exercisable within 60 days of December 31, 2003.

(6)	Includes options to purchase 3,332 shares currently exercisable or exercisable within 60 days of December 31, 2003.

(7)	Based on Schedule 13F filed with the Securities and Exchange Commission on February 13, 2004.

(8)	Based on conversation with Mr. Finnie on March 3, 2004.

(9)	Includes: options to purchase 513,549 shares currently exercisable or exercisable within 60 days of December 31, 2003

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth information concerning the compensation earned during each of the last three fiscal years by our Chief Executive Officer and our three other executive officers whose salary and bonus for the most recent fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”).

						Long Term
						Compensation
						Awards

						Number of
		Annual Compensation				Securities
						Underlying	All Other
Name and Principal Positions	Year	Salary(1)		Bonus(1)(2)		Options	Compensation

Ted Drysdale	2003	$250,000		$71,000		14,743	—
President, Chief Executive Officer	2002	$250,000		$37,500		157,560	—
	2001	$100,480	(4)	$25,000		221,614	—
John Lynch	2003	$200,000		$79,644	(2)	—	—
Senior Vice President, Sales and Services	2002	$189,564		$42,720	(2)	34,250	—
	2001	$50,974	(4)	$24,040	(2)	43,999	—
Jerome Natoli(3)	2003	$185,000		$16,418		—	—
Chief Financial Officer	2002	$184,781		$8,673		54,480	—
	2001	$178,641		$64,578		8,131	—
Raj Tolani(4)	2003	$183,481		$41,750		—	—
Vice President, Engineering	2002	$153,125		$18,750		58,838	—

(1)	Unless otherwise footnoted, amounts shown are on a full year basis, and include cash and noncash compensation earned by executive officers.

(2)	Represents commissions earned in each fiscal year.

(3)	Mr. Natoli joined the Company in March 2000 and became Chief Financial Officer in March 2002.

(4)	Mr. Drysdale and Mr. Lynch joined the company in August 2001 and their compensation above represents from August to December 2001. Mr. Tolani became Vice President, Engineering in February 2002, effective upon the closing date of our acquisition of InfoPrise, Inc. Mr. Tolani’s annualized salary was $175,000 in 2002 and was increased to $210,000 in October 2003.

      The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year.

Option Grants in Fiscal Year Ended December 31, 2003

Potential Realizable Value
at Assumed Annual Rates of
		% of Total Options			Stock Price Appreciation
	Number of Securities	Granted to	Exercise or		for Option Term(1)
	Underlying Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)(3)	Date	5%($)	10%($)

Ted Drysdale	14,743 (2)	20.00	$3.90	04/09/13	$36,160	$91,637
John Lynch	-0-	n/a	n/a	n/a	n/a	n/a
Jerome Natoli	-0-	n/a	n/a	n/a	n/a	n/a
Raj Tolani	-0-	n/a	n/a	n/a	n/a	n/a

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are from the date of grant and are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or director or any other holder of the Company’s securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2)	The options vest 50% after one year and 1/24 monthly thereafter.

(3)	All options were granted at market value on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      No options were exercised by Named Executive Officers during fiscal year 2003. The following table sets forth certain information concerning the fiscal 2003 year-end number and value of unexercised options with respect to each Named Executive Officer. No stock appreciation rights were granted or exercised by the Named Executive Officers during fiscal 2003 or were outstanding at the end of that year.

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options		In-the-Money Options
	at 12/31/03		at 12/31/03(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Ted Drysdale	208,711	185,206	$—	$—
John Lynch	39,290	54,958	—	—
Jerome Natoli	34,382	30,560	—	—
Raj Tolani	40,877	34,628	3,437	1.563

(1)	Calculated on the basis of the fair market value of the underlying securities as of December 31, 2003 of $1.35 per share, as reported as the closing price on The Over the Counter Bulletin Board, minus the aggregate exercise price.

Compensation of Directors

      Employee directors currently receive no cash fees for services provided in their capacity as directors. Non-employee directors are paid $1,500 for each Board meeting that they attend. In addition, all directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. Our 1999 Directors’ Stock Plan, as amended (the “Directors Plan”), provides that each person who becomes a non-employee director will be granted a non-statutory stock option to purchase 1,666 shares of common stock on the date on which the optionee first becomes a non-employee director. Thereafter, on the date of each Annual Meeting of our Stockholders at which such director is elected, each such non-employee director is granted an additional option to purchase 1,666 shares of common stock, if, on such date, he or she shall have served on our Board for at least six months. All options granted to the Directors are vested and exercisable at 100% of the fair market value of our common stock on the date of the grant and have a term of ten years.

Employment Agreements and Change of Control Agreements

      We have entered into change of control agreements with each of our executive officers and our other key employees, pursuant to which the shares held by these officers and employees shall become fully vested if (a) we are merged into another entity or sold and (b) the employee is terminated by the surviving entity without cause within 12 months of the closing of the transaction.

      Effective August 8, 2001, we entered into an employment offer letter with Mr. Drysdale. The offer letter provided for the payment to Mr. Drysdale of a $250,000 minimum base annual salary and up to a $200,000 bonus for fiscal 2001. The offer letter also provided for the exchange of Mr. Drysdale’s stock and options in privately held NexPrise, Inc. for options to purchase 90,400 shares of our common stock, which options would vest on August 8, 2002, or earlier if Mr. Drysdale’s employment with us was terminated without cause. In addition, Mr. Drysdale was granted an option to purchase 131,214 shares of our common stock, 50% of which vests monthly over four years and 50% of which cliff vests at the end of the four years. In November 2001, Mr. Drysdale was promoted to President, Chief Executive Officer and Chairman of the Board of Directors under the same compensation terms in effect at the time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On November 19, 2001, in connection with Mr. Perry’s employment agreement with the Company, we entered into a Net Proceeds Income Agreement with DPP Ventures, a company owned by Mr. Perry. Pursuant to the Net Proceeds Income Agreement, DPP Ventures would receive payment of 10% of the net proceeds received by us for the liquidation of each of certain named investment assets, provided that (1) such liquidation occurs prior to the expiration of Mr. Perry’s employment agreement and (2) Mr. Perry is an employee of NexPrise at the time of liquidation, or (3) we terminate Mr. Perry’s employment for other than cause, prior to expiration of the employment agreement. A fee under the above net proceeds income agreement payable to DDP Ventures in the amount of $100,000 was paid in fiscal 2003. This agreement expired on December 31, 2003.

      We have entered into indemnification agreements with certain of our directors and executive officers pursuant to which the Company has agreed to indemnify any officer or director against all costs associated with the defense of any action brought against him or her in his/her capacity as an officer or director of NexPrise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

      To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that all the filing requirements applicable to the Reporting Persons were complied with.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by NexPrise stockholders and equity compensation plans not approved by NexPrise stockholders. However, in the case of equity compensation plans not approved by NexPrise stockholders, all of the plans were approved by stockholders of the companies acquired by NexPrise, as described in footnote (1) below.

      We currently maintain three equity compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 1998 Stock Plan, the 1999 Directors’ Stock Plan and the 1999 Employee Stock Purchase Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2003.

Number of Shares
Remaining Available
	Number of Shares to		for Future Issuance
	Be Issued upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding Shares
	Options, Warrants	Outstanding Options,	Reflected in
	and Rights	Warrants and Rights	Column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	1,075,456 (2)	$8.99	152,041 (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,075,456		152,041

(1)	The information presented in this table excludes options assumed by NexPrise in connection with acquisitions of other companies. As of December 31, 2003, 203,792 shares of NexPrise Common Stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $3.48 per share.

(2)	Includes options to purchase shares outstanding under the 1998 Stock Plan, and the 1999 Directors’ Stock Plan.

(3)	Includes shares available for future issuance under the 1998 Stock Plan, the 1999 Directors’ Stock Plan and the 1999 Employee Stock Purchase Plan. Of these shares, 56,572 were available under the 1998 Stock Plan, 4,505 were available under the 1999 Directors’ Stock Plan and 90,964 were available under the 1999 Employee Stock Purchase Plan.

In May 1999, the Board of Directors authorized an automatic annual increase under the 1998 Stock Plan on the first day of each of our fiscal years beginning in 2000, 2001, 2002, 2003, and 2004 equal to the lesser of 83,333 shares, 3% of our outstanding common stock on the last day of the preceding fiscal year or a lesser number determined by our Board of Directors.

In May 1999, the Board of Directors authorized an automatic annual increase under the 1999 Employee Stock Purchase Plan, on the first day of each of our fiscal years beginning in 2001, 2002, 2003 and 2004 equal to the lesser of 13,333 shares, or 1/2% of our outstanding common stock on the last day of the immediately preceding fiscal year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of non-employee directors. The members of the Compensation Committee during fiscal year 2003 were John Glancy, Gary Lenz and Thomas Insley until February 2003 when John Glancy and Gary Lenz resigned from the committee and were replaced by Donald Westerheide and Daniel Jess. The Committee reviews and approves the salary, bonus and other benefits payable to our Chief Executive Officer and reviews the compensation and benefits of the Company’s other executive officers. It also administers the Company’s employee stock option and employee stock purchase plans.

Compensation Philosophy

      The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. The Compensation Committee believes that compensation of the Company’s executive officers should promote the following objectives:

1.	To attract, motivate, and retain a highly qualified executive management team on a long-term basis.

2.	To encourage the creation of stockholder value and achievement of strategic corporate objectives by providing executives with long-term incentives through equity ownership.

3.	To integrate compensation practices with the Company’s annual and long-term corporate objectives and strategies focusing executive behavior on the fulfillment of those objectives.

4.	To maintain a market competitive position when compared to the practices of similar technology companies taking into account relative company size, performance and geographic factors.

5.	To provide fair and equitable compensation that is consistent with internal compensation programs and external compensation practices.

Compensation Components

      The Company’s existing compensation structure for executive officers generally includes a combination of base salary, cash bonus and stock options. Compensation may include cash bonuses and/or stock option bonuses for performance. The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the primary components of the compensation package provided to the executive officers.

Base Salary

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies with which we compete for executive talent, and the incentives necessary to attract and retain qualified management. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalization or complexity in the information technology and software industries. The Committee believes that the comparison companies are the best group for comparing the Company’s compensation levels because the Company competes with this group of companies for employees.

      Executive salaries at NexPrise are based on individual performance contributions within a competitive salary range developed for each position through job evaluation or responsibilities and market comparisons. The Human Resources Department reviews NexPrise’s competitive position in the marketplace and recommends adjustments to the Compensation Committee as needed.

      Base salary is reviewed on an ongoing basis, as needed, and may be adjusted to take into account the executive officer’s performance and to maintain a competitive salary structure. The Compensation Committee conducts reviews of executive compensation practices on an ongoing basis, as needed, and may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in median comparable company pay levels. The Compensation Committee believes that, on the basis of its knowledge of executive compensation in the industry, that the Company’s salary levels for the executive officers are at a level that is considered reasonable and necessary given the Company’s financial resources and the stage of the Company’s development.

Cash-Based Incentive Compensation

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals or the Company’s success in achieving specific company-wide goals, such as bookings growth, the number of new customers, lead generation and operating expense. The percentage of the target bonus received will be determined by the performance objectives that are actually achieved. Actual bonus percentages earned during fiscal year 2003 were based on achievement of overall company objectives.

Long-Term Incentive Compensation

      Through its stock option plans, the Company seeks to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Compensation Committee take the form of stock options, or stock grants, designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s stockholders. Through NexPrise’s Stock Plan grants and the NexPrise Employee Stock Purchase Plan, executives can participate in the ownership of the Company. Stock option grants also provide incentives for executives to stay with NexPrise and contribute to its success.

      Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal and external market comparability considerations. The Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual’s position with the Company and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant. During 2003, the Board of Directors did not modify any options granted to executive officers that had been approved by the Compensation Committee.

      Each option grant allows the executive officer to acquire shares of Common Stock at a fixed option price (the fair market value of the stock on the day the grant is approved by the Compensation Committee) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a two-year period or as otherwise approved by the Committee; contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

      Ted Drysdale has served as the Company’s President and Chief Executive Officer since November 2001. His base salary for fiscal year 2003 was $250,000 with an annual performance-based bonus of up to $200,000, as set forth in an employment agreement between Mr. Drysdale and the Company. The Company believes that Mr. Drysdale’s compensation was comparable to that of other executives at similarly situated companies. The factors discussed above under “Base Salary,” “Cash-Based Incentive Compensation” and “Long-Term Incentive Compensation” will be applied if adjustments are made in the amount of Mr. Drysdale’s salary and other incentives. The Company’s objectives set in fiscal year 2003 included the development and execution of a business plan consistent with the growth plans for the Company. The bonuses earned by Mr. Drysdale were calculated quarterly through the process described above under “Cash-Based Incentive Compensation,” with a maximum of $50,000 being available as a target bonus for each quarter. For 2003, following the end of the first, second, third and fourth quarters, Mr. Drysdale earned bonuses equal to 50%, 50%, 42% and 0%, respectively, of the targeted bonus. The critical factors in determining the amount of the bonus payout included the Company’s performance in securing new customer contracts.

      During 2003 Mr. Drysdale was also granted an option to purchase up to 14,743 shares of the Company’s common stock, with an exercise price equal to the fair market value of the common stock on the date of grant. As with other options granted by the Company, this option will have value to Mr. Drysdale only to the extent the Company’s stock price appreciates over the exercise price.

Section 162(m) of the Internal Revenue Code

      The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the compensation committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

Compensation Committee:

Thomas Insley
Donald Westerheide
Daniel Jess

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003.

      Each of the members of the Audit Committee qualifies as an independent director under the current NASDAQ listing standards as applicable to audit committee members. The Audit Committee acts pursuant to a written charter that was originally adopted by the Board of Directors in July 2000 and is reviewed annually and was last reviewed in February 2003. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix I. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from Ernst & Young LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the independence of that firm.

      Based upon the above referenced materials and discussions, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee

Thomas Insley (Chairman)
Donald Westerheide
Daniel Jess

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the quarterly percentage change in the cumulative total return on our common stock with the cumulative returns of (i) The Nasdaq 100 Index and (ii) GSTI Software Index. These indices differ from our 2001 graph due to our change in business direction from the business of building and servicing business-to-business marketplaces to the business of providing collaborative and business process automation software solutions. The graph assumes that $100 was invested on July 27, 1999, the date of our initial public offering, in our common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in our common stock at a per share price of $382.50, the closing price on the day of our initial public offering of our common stock and reinvestment of any dividends. In April 2002, the Company effected a reverse split of its common stock. As a result of the reverse stock split, every fifteen issued and outstanding shares of the Company’s old common stock were converted into one share of new common stock. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Annual Data Series, Scaled Prices: stock and index prices are scaled to 100 at July 99.

	7/27/99	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

NexPrise	$100.00	$435.29	$3.92	$1.53	$0.36	$0.35
Nasdaq 100 (NDX)	$100.00	$163.27	$103.12	$69.45	$43.35	$64.64
GSTI Software (GSO)	$100.00	$202.03	$110.35	$71.34	$40.00	$60.03

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE

NEXT ANNUAL MEETING

      We have an advance notice provision under our Bylaws for stockholder business to be presented at meetings of our stockholders. Under this provision, in order for stockholder business to be properly brought before the 2005 Annual Meeting of Stockholders, the stockholder must have given us written notice thereof, which must received at our principal executive offices, located at 5950 LaPlace Court, Suite 200, Carlsbad, California 92008, addressed to our Secretary, not later than February 17, 2005 and not prior to January 18, 2005, provided that if the date of the meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting of Stockholders, such notice must be received not later than the close of business on the 10th day following the earlier of the day notice of the meeting is mailed or the day public disclosure of the meeting date is made.

      In addition, should such a stockholder proposal be brought before the 2005 Annual Meeting of Stockholders, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on February 3, 2005.

      Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. Any proposal intended to be included in our proxy statement for the 2005 Annual Meeting of Stockholders must be received by our Secretary, at our executive offices, no later than November 20, 2004. As discussed above, for the proposal to be properly brought before the meeting, additional notice of the proposal must be delivered to our executive offices on or after January 18, 2005.

VOTING VIA THE INTERNET OR BY TELEPHONE

If you hold your shares directly registered in your name with EquiServe:	If you hold your shares in an account with a broker or a bank that participates in the ADP Investor Communication Service program:
To vote by phone 1-877-PRX-VOTE, (1-877- 779-8683) To vote via the Internet: http://www.eproxyvote.com/nxps	To vote by phone: your voting Form from your broker or bank will show the telephone number to call. To vote via the Internet http://www.eproxyvote.com/nxps

      For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly in their name with EquiServe may vote those shares telephonically by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at. http://www.eproxyvote.com/nxps.

      For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provide by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting Form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting http://www.eproxyvote.com/nxps.

      General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on April 21, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

      The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available through EquiServe are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

OTHER MATTERS

      The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the Board of Directors,

-s- Ted Drysdale
TED DRYSDALE
President, Chief Executive Officer and
Chairman of the Board

APPENDIX I

NEXPRISE, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.	Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

      The independent auditors should promptly consult with the Chairman of the Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company’s senior management.

      The Audit Committee has the authority to investigate any matter brought to its attention within the scope of its duties, and has direct access to the independent auditors as well as any corporate document or employee. The Audit Committee has the power to retain, at the Company’s expense, outside accountants, consultants and counsel for this purpose if, in its judgment, that is appropriate.

II.	Composition and Meetings

      Audit Committee members shall meet the applicable requirements of any United States national securities exchange or the Nasdaq Stock Market (or similar national quotation system), on which such exchange or quotation system the Company’s securities are listed or traded. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent nonexecutive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have finance, accounting or related financial management expertise as required by the Securities and Exchange Commission and the applicable rules of any United States national securities exchange or the Nasdaq Stock Market (or similar national quotation system), on which such exchange or quotation system the Company’s securities are listed or traded.

      Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Responsibilities and Duties

Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company’s annual audited financial statements prior to filing or distribution. This review will include a discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

      3. In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. Review significant findings prepared by the independent auditors together with management’s responses and the status of management’s response to previous recommendations.

      4. Review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or distribution. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor. Discuss any items required to be communicated by the independent auditors in accordance with SAS 61.

      5. Review with management compliance with Section 404 of the Sarbanes-Oxley Act (Internal Business Controls). This duty will be carried out by the Audit Committee Chairperson or his designate.

Independent Auditors

      6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee will review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      7. Approve the fees and other significant compensation to be paid to the independent auditors.

      8. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

      9. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

      10. Review the independent auditors’ audit plan, discuss scope, staffing, locations, reliance upon management and general audit approach.

      11. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61. Consider and take appropriate action with respect to any communication from the independent auditors pursuant to Section 10A of the Securities Act of 1934.

      12. Consider and discuss with management the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and underlying estimates used to prepare the Company’s financial statements, the clarity of the Company’s financial disclosure and whether the Company’s accounting principles are common practices or minority practices.

Legal Compliance

      13. On at least an annual basis, meet with the Company’s General Counsel to discuss any legal matters that could have a significant impact on the financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

      14. In consultation with the Nominating and Corporate Governance Committee, consider and present to the Board for adoption a Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Ethics.

      15. Annually prepare a report to shareholders as required by the SEC, to be included in the Company’s annual proxy statement.

      16. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

      17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

      18. Periodically perform a self-assessment of Audit Committee performance.

      19. Review financial and accounting personnel succession planning within the Company.

      20. Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interests.

IV.	Limit of Audit Committee Responsibility

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it does not have the resources or expertise to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

APPENDIX II

CERTIFICATE OF AMENDMENT

OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

      NexPrise, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      1. The undersigned hereby certifies that this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

      RESOLVED: That the Amended and Restated Certificate of Incorporation shall be amended, effective as of 8:30 a.m. Eastern Daylight Time on                     , 2004 (the “Effective Date”), to reduce the number of authorized shares of the Corporation;

      RESOLVED FURTHER: That to effect such reduction in authorized shares, paragraph (A) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

      “(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is twenty million (22,500,000), each with a par value of $0.0002 per share. Twenty million (20,000,000) shall be Common Stock and two million five hundred thousand (2,500,000) shall be Preferred Stock.”

      2. The foregoing amendment has been approved by the stockholders of the Corporation at a duly held meeting of the stockholders.

      3. Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, NexPrise, Inc. has caused this certificate to be signed by its President and Chief Executive Officer this            day of                     , 2004.

Name: Ted Drysdale

Title:	President and Chief Executive Officer

II-1

[NXICM- NEXPRISE, INC.]FILENAME-ZNXIC2.ELX][VERSION-[2)] [03/15/04] [orig. 03/11/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZNXIC2

PROXY

NEXPRISE, INC.

5950 La Place Court, Suite 200
Carlsbad, CA 92008

     The undersigned hereby nominate(s), constitute(s) and appoint(s) Ted Drysdale and Jerome Natoli, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of NexPrise, Inc. (the “Company”) to be held at NexPrise’s offices, located at 409 Sherman Avenue, Palo Alto, California 94306 on April 22, 2004 at 10:00 a.m. Pacific Time, or at any adjournments or postponements thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS LISTED ON THE REVERSE SIDE AND “FOR” THE OTHER LISTED PROPOSALS. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE AND “FOR” THE OTHER PROPOSALS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NEXPRISE, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/nxps	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[NXICM-NEXPRISE, INC.]FILENAME-ZNXIC1.ELX][VERSION-[3)] [03/16/04] [orig. 03/11/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZNXIC1

☒	Please mark votes as in this example.	#NXI

1.	Election of Directors.

Nominees:	(01) Ted Drysdale, (02) David P. Perry, (03) Thomas Insley, (04) Daniel Jess and (05) Donald Westerheide.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the Certificate of Incorporation effecting a reduction in the authorized shares.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary should indicate their full titles in such capacity.

Signature:	Date:	Signature:	Date: